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                                                                  Exhibit: 10.69

                       BROOKDALE LIVING COMMUNITIES, INC.
                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 9th day of August, 2005 by and between Brookdale Senior Living Inc., a Delaware corporation ("BSL"), Brookdale Living Communities, Inc., a Delaware corporation ("Brookdale"), and Mark J. Schulte, an individual presently residing at 23398 Chesapeake, Barrington, IL 60010 ("Executive"). Where the context permits, references to "the Company" shall include BSL, Brookdale or any successor of BSL or Brookdale.

                                   WITNESSETH:

     WHEREAS, BSL and Brookdale desire to secure the services of Executive, both prior to and following the transactions (the "Conveyance") contemplated by that certain Conveyance Agreement, by and among BSL, Brookdale, BSL Brookdale Merger Inc., BSL CCRC Merger Inc., BSL FEBC Merger Inc., Emeritus Corporation, FEBC-ALT Investors LLC, FIT-ALT Investor LLC, Fortress CCRC Acquisition LLC, Fortress Investment Trust II, Fortress Registered Investment Trust, Fortress Brookdale Acquisition LLC, Health Partners and NW Select LLC; and

     WHEREAS, Executive desires to provide such services.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, together with other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

     1. SERVICES AND DUTIES. From the Effective Date until the consummation of the Conveyance, Brookdale shall employ Executive in the capacity of its Chief Executive Officer; in such capacity Executive will report directly to Brookdale's Board of Directors. From and after the consummation of the Conveyance, Executive shall be employed by BSL in the capacity of its Chief Executive Officer; in such capacity Executive shall report directly to BSL's Board of Directors. Any reference herein to the "Board" shall be a reference to the Board of Directors of Executive's employer at the relevant point in time. Any reference herein to "the Company" shall be a reference to the Executive's employer at the relevant point in time. The principal location of Executive's employment shall be at Brookdale's executive office located in Chicago, Illinois although Executive understands and agrees that Executive may be required to travel from time to time for business reasons. Executive shall be a full-time employee of the Company and shall dedicate all of Executive's working time to the Company and shall have no other employment and no other business ventures which are undisclosed to the Company or which conflict with Executive's duties under this Agreement. Executive will perform such duties as are required by the Company from time to time and normally associated with Executive's position, together with such additional duties, commensurate with Executive's position, as may be assigned to Executive from time to time by the Board. Notwithstanding the foregoing, nothing herein shall prohibit Executive from (i) engaging

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in personal investment activities for himself and his family that do not give rise to any conflict of interests with the Company or its affiliates, (ii) subject to prior approval of the Board, accepting directorships unrelated to the Company that do not give rise to any conflict of interests with the Company or its affiliates and (iii) engaging in charitable and civic activities, so long as such outside interests do not interfere with the performance of his duties hereunder.

     2. TERM. Executive's employment under the terms and conditions of this Agreement will commence on the date first set forth above (the "Effective Date"). The term of this Agreement (the "Term") shall consist of the Initial Term and a maximum of two (2) Renewal Terms which, in any case, may be earlier terminated pursuant to Section 5; provided, that in no event shall the Term extend beyond the fifth anniversary of the Effective Date. The first three (3) years of this Agreement (the "Initial Term") shall commence on the Effective Date. The Initial Term shall automatically renew for up to two (2) additional one (1)-year periods (each such one-year period, a "Renewal Term") unless either party delivers to the other party at least ninety (90) days prior to the end of the Initial Term or the first Renewal Term a written notice indicating that it intends not to extend the Term hereof. The delivery by the Company to Executive of written notice indicating that it intends not to extend the Term as provided in this Section 2 prior to the expiration of the Initial Term or the expiration of the first Renewal Term (i.e., so that the Term would be shorter than five (5) years) shall constitute "Good Reason" (as defined below) for purposes of this Agreement. However, the delivery by the Company pursuant to this Section 2 of a notice not to extend the Term shall not be deemed a termination of Executive's employment by the Company without Cause for purposes of this Agreement. If the Term expires on the fifth anniversary of the Effective Date and Executive is employed by the Company thereafter, such employment shall be "at-will" and this Agreement will be of no further force and effect. Expiration of the Term upon the fifth anniversary of the Effective Date shall not be considered a termination of employment entitling Executive to severance pay or benefits under
Section 5(b) or 5(c) hereof.

     3. COMPENSATION.

          (a) Base Salary. In consideration of Executive's full and faithful satisfaction of Executive's duties under this Agreement, the Company agrees to pay to Executive a salary in the amount of two hundred thousand dollars ($200,000) per annum (the "Base Salary"), payable in such installments as the Company pays its similarly placed employees (but not less frequently than each calendar month), subject to usual and customary deductions for withholding taxes and similar charges, and customary employee contributions to health, welfare and retirement programs in which Executive is enrolled. The Base Salary shall be reviewed on an annual basis in accordance with Executive's annual performance evaluation and adjusted at the Company's sole discretion; provided, however, in no event shall the Base Salary be reduced without Executive's approval.


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          (b) Bonus Compensation. In addition to any salary payable pursuant to
Section 3(a) above, for the first fiscal year of the Company commencing on or immediately following the Effective Date, Executive shall be eligible to receive in respect of such fiscal year a bonus (the "Bonus"), based on the achievement, as determined by the Board in its sole discretion, of certain performance standards as agreed to by Executive and the Board, with a target Bonus of two hundred thousand dollars ($200,000) (the "Target Bonus"), payable in a combination of 50% cash and 50% vested shares of common stock of the Company ("Common Stock") (the stock portion of any such Bonus, the "Stock Grant"). The number of shares comprising any Stock Grant shall be determined by dividing the applicable portion of the Bonus being awarded in Common Stock by the fair market value (as determined by the Board in good faith) of the Common Stock on the date of grant. Any Stock Grant described in this Section, may be separately granted pursuant to the terms of a stock agreement, and this Section is not intended to duplicate such grant.

In addition to any salary payable pursuant to Section 3(a) above, for each succeeding fiscal year of the Company Executive shall also be eligible to receive an annual bonus, based on achievement of certain performance standards, as determined by the Board in its sole discretion, payable in a combination of cash and vested shares of Common Stock, as determined by the Board in its sole discretion, and to the extent permitted by law and applicable stock exchange listing requirements; provided, however, that to the extent that any amount of such annual bonus exceeds the Target Bonus, such excess amount may be paid in the form of unvested Common Stock, as determined by the Board in its sole discretion.

For calendar year 2005, Executive's bonus will be calculated according to the Annual Incentive Bonus and Compensation Plan of Brookdale Living Communities, Inc. in effect prior to the consummation of the Conveyance, as adjusted for merger and initial public offering costs (the "2005 Bonus").

     The cash portion of each Bonus, the 2005 Bonus and any other annual bonus shall be paid to Executive within a reasonable time after the end of the fiscal year, but in no event later than thirty (30) days (the "Outside Payment Date") following completion of the Company's audit for the applicable fiscal year, which the Company shall endeavor in good faith to complete within three months of the last day of the applicable fiscal year; provided, however, that the Outside Payment Date may not be later than the later of (i) two and one- half (2-1/2) months after the end of the applicable fiscal year; and (ii) two and one- half (2-1/2) months after the end of the calendar year; and the stock grant portion, if any, of each Bonus shall be made on such date as the Board determines in its discretion, though no later than the applicable Outside Payment Date. Notwithstanding anything to the contrary contained herein, no Bonus in respect of any fiscal year of the Company will be due to Executive unless Executive is employed by the Company on the last day of the fiscal year in respect of which the Bonus is awarded.


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          (c) Withholding. All taxable compensation payable to Executive pursuant to this Section 3 or otherwise pursuant to this Agreement shall be subject to customary withholding taxes and such other employment taxes as are required under Federal law or the law of any state or governmental body to be collected with respect to compensation paid by to an employee.

     4. BENEFITS AND PERQUISITES.

          (a) Retirement and Welfare Benefits. During the Term, Executive will be entitled to all the usual benefits offered to employees at Executive's level, including sick time, participation in the Company's medical, dental and insurance programs, as well as the ability to participate in the Company's 401(k) retirement savings plan, subject to the applicable limitations and requirements imposed by the terms of such benefit plans, in each case in accordance with the terms of such plans as from time to time in effect. Nothing in this Section 4, however, shall require the Company to maintain any benefit plan or provide any type or level of benefits to its employees, including Executive.

          (b) Life Insurance. During the Term, the Company will provide Executive with basic life insurance benefits, calculated based on one and one half (1 1/2) times Executive's Base Salary prior to entering into this Agreement, up to a maximum of $550,000, at no cost to Executive.

          (c) Vacation/Paid Time Off. Notwithstanding anything to the contrary in the Company's vacation or paid time off ("PTO") policies, for each calendar year starting with 2006, Executive shall be entitled to four (4) weeks (20 business days) vacation and paid time off under the Company's "PTO" plan for each calendar year, and in the event Executive does not utilize all such four
(4) weeks during any calendar year, (a) Executive shall be paid for up to two
(2) weeks (10 business days) of such unused vacation/PTO at a weekly rate equal to the then applicable Base Salary divided by 52, and (b) the remaining unused days of vacation/PTO shall be deemed forfeited at the end of such calendar year.

          (d) Reimbursement of Expenses. The Company shall reimburse Executive for any expenses reasonably and necessarily incurred by Executive in furtherance of Executive's duties hereunder, including travel, meals and accommodations, upon submission by Executive of vouchers or receipts and in compliance with such rules and policies relating thereto as the Company may from time to time adopt.

     5. TERMINATION. Executive's employment shall be terminated (i) at the end of the Term unless Executive agrees to continue working for the Company, (ii) on the date on which the Board delivers written notice that Executive is being terminated for Disability (as defined below) or, (iii) if earlier, on the date of Executive's death. In addition, Executive's employment with the Company (or its successors) may be terminated (w) by the Company for "Cause" (as defined below), effective on the date on which a written notice to such effect is delivered to Executive; (x) by the Company at any time


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without Cause, effective on the date on which a written notice to such effect is delivered to Executive or such other date as is reasonably designated by the Company; (y) by Executive for "Good Reason" (as defined below) effective thirty-one (31) days following the date on which a written notice to such effect is delivered to the Company, or (z) by Executive at any time, effective fourteen
(14) days following the date on which a written notice to such effect is delivered to the Company (or its successors).

          (a) For Cause Termination. If Executive's employment with the Company is terminated by the Company (or its successors) for Cause, Executive shall not be entitled to any further compensation or benefits other than accrued but unpaid Base Salary (payable as provided in Paragraph 3(a)) and accrued and unused vacation pay through the date of such termination (collectively, the "Accrued Benefits"). If the definition of "Cause" set forth below conflicts with such definition in any stock incentive plan or agreement of the Company or any of its affiliates, the definition set forth herein shall control.

          (b) Termination by Company without Cause or by Executive for Good Reason. (i) If Executive's employment is terminated by the Company (or its successors) other than for Cause or by Executive for Good Reason prior to the end of the Term hereof and not within twelve (12) months following a "Change of Control" (as defined below), then Executive shall be entitled to, upon Executive's providing the Company with a signed release of claims in a form adopted by the Company's Board of Directors from time to time and subject to Executive's continued compliance with the provisions of any restrictive covenants in any other agreement or agreements between Executive and the Company or to which Executive is a party, including, without limitation, any restricted stock agreement between the Company and Executive: (A) the Accrued Benefits, (B) an amount equal to six (6) months Base Salary payable in the same manner as provided under Paragraph 3(a), and (iii) continuation of Executive's coverage under the Company's medical plan until the earlier of (x) the period of time it takes Executive to become eligible for the medical benefits program of a new employer and (y) six (6) months from the date of such termination.

          (ii) In the event of a Change of Control and Executive's employment is terminated by the Company (or its successor) without Cause or by Executive for Good Reason within twelve (12) months following such Change of Control, then Executive shall be entitled to, upon Executive's providing the Company with a signed release of claims in a form adopted by the Company's Board of Directors from time to time and subject to Executive's continued compliance with the provisions of any restrictive covenants in any other agreement or agreements between Executive and the Company or to which Executive is a party: (i) the Accrued Benefits, (ii) an amount equal to twelve (12) months Base Salary (at the rate in effect at the date of such termination, or if higher, immediately prior to the Change of Control) payable in the same manner as provided under Paragraph 3(a), and (iii) continuation of Executive's coverage under the Company's


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     medical plan or comparable medical plans to be paid by the Company until the earlier of (A) the period of time it takes Executive to become eligible for the medical benefits program of a new employer or (B) twelve (12) months from the date of such termination.

          (c) Death, Disability or Termination for other than Good Reason. If Executive's employment is terminated by Executive for other than Good Reason, in each case prior to the end of the Term, Executive shall not be entitled to receive any further compensation or benefits under this Agreement or otherwise other than the Accrued Benefits.

If Executive's employment is terminated by reason of Executive's death, or Disability prior to the end of the Term, in lieu of any other payments or benefits, upon Executive's (or Executive's estate, as applicable) providing the Company with a signed release of claims in a form adopted by the Company's Board of Directors from time to time, Executive shall be entitled to (i) the Accrued Benefits, (ii) receipt of a monthly payment equal to the Executive's then applicable annual Base Salary on the date of death or on the date of termination for Disability divided by twelve (such monthly payment, the "Monthly Severance Payment") payable for twelve (12) months following such date (the "Benefits Period"), which Monthly Severance Payment shall be paid to the Executive, or his beneficiary or estate, as applicable during the Benefits Period, and (iii) in the case of termination due to Disability, continuation, at the Company's expense, of the Executive's coverage in any group health plan (which may be provided by payment of COBRA continuation coverage premiums), life insurance, long term disability and other employee benefit plans or programs, to the extent permissible under the terms of such plans or law until the end of the Benefits Period.

          (d) Definitions. For purposes of this Agreement:

          "Affiliate" means an affiliate of the Company (or other referenced entity, as the case may be) as defined in Rule 12b-2 promulgated under
     Section 12 of the Exchange Act.

          "Beneficial Owner" (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

          "Cause" means (i) commission or conviction of, guilty plea concerning or confession of any felony, (ii) any act of dishonesty committed by Executive in connection with the Company's or its subsidiaries' business,
     (iii) any material breach by Executive of this Agreement, after written notice thereof from the Board is given in writing and such breach is not cured to the satisfaction of the Company within a reasonable period of time (not greater than 30 days) under the circumstances; (iv) any material breach of any reasonable and lawful rule or directive of the Company; (v) the gross or willful neglect of duties or gross misconduct


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     by Executive; and (vi) the habitual use of drugs or habitual, excessive use of alcohol to the extent that any of such uses in the Board's good faith determination materially interferes with the performance of Executive's duties under this Agreement.

          "Change of Control" shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

          (i) any Person other than any Permitted Transferee is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its affiliate as defined in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended, the "Exchange Act" ) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

          (ii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

          (iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than (a) a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (b) a sale or disposition of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred by virtue of (i) the consummation of the combination of the Company with Brookdale Living Communities, Inc., Fortress CCRC Acquisition LLC and one or more other companies, or (ii) the consummation of any transaction or series of integrated transactions immediately following which the holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially


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the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

          "Disability" means, as determined by the Board of Directors in good faith, Executive's inability, due disability or incapacity, to perform all of his duties hereunder on a full-time basis for (i) periods aggregating one hundred eighty (180) days, whether or not continuous, in any continuous period of three hundred and sixty five (365) days or, (ii) where Executive's absence is adversely affecting the performance of the Company in a significant manner, periods greater than ninety (90) days and Executive is unable to resume Executive's duties on a full time basis within ten (10) days of receipt of written notice of the Board's determination under this clause (ii).

          "Good Reason" means either (i) the occurrence, without the express prior written consent of Executive, of any of the following circumstances, unless such circumstances are fully corrected by the Company within thirty
     (30) days following written notification by Executive (which written notice must be delivered within thirty (30) days of Executive's becoming aware of the occurrence of such circumstances) that he intends to terminate his employment for one of the reasons set forth below: (A) the failure by the Company to pay to Executive any portion of Executive's Base Salary or Bonus within thirty (30) days of the date such compensation is due, or (B) the relocation of Executive's principal office at the Company to a location outside a fifty (50) mile radius from such present office location; or (C) Executive is assigned duties or responsibilities that are materially and significantly reduced with respect to the scope or nature of the duties, compensation and/or responsibilities associated with his position as of the date of this Award and, within ten (10) days following written notice by Executive to the Company of Executive's objection to such reduction, the Company fails to reinstate the Executive's duties, compensation and/or responsibilities so reduced; or (ii) the delivery by the Company to Executive of written notice indicating that it intends not the extend the Term hereof pursuant to Section 2 hereof. Notwithstanding the foregoing, a termination by Executive for "Good Reason" shall not be deemed to have occurred by virtue changes in Executive's duties, benefits and responsibilities resulting upon (or shortly thereafter) (x) the consummation of the combination of the Company with Alterra Healthcare Corporation, Brookdale Living Communities, Inc., Fortress CCRC Acquisition LLC and one or more other companies, or (y) the consummation of any transaction or series of integrated transactions immediately following which the holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.


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          "Permitted Transferee" shall mean, (i) any Affiliate ( a "FIG
     Affiliate") of Fortress Investment Group LLC, a Delaware limited liability company ("FIG"), (ii) any managing director, general partner, director, limited partner, officer or employee of any FIG Affiliate, (iii) any investment fund managed directly or indirectly by FIG or any of its Affiliates (a "FIG Fund"), or (iv) any general partner, limited partner, managing member or person occupying a similar role of or with respect to any FIG Fund.

          "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company, its Affiliates or any of their respective subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          (e) Resignation as Officer or Director. Upon the termination of employment for any reason, Executive shall resign each position (if any) that Executive then holds as an officer or director of the Company or any of its subsidiaries.

     6. ASSIGNMENT. This Agreement, and all of the terms and conditions hereof, shall bind the Company and its successors and assigns and shall bind Executive and Executive's heirs, executors and administrators. No transfer or assignment of this Agreement shall release the Company from any obligation to Executive hereunder. Neither this Agreement, nor any of the Company's rights or obligations hereunder, may be assigned or otherwise subject to hypothecation by Executive. The Company may assign the rights and obligations of the Company hereunder, in whole or in part, to any of the Company's subsidiaries, affiliates or parent corporations, or to any other successor or assign in connection with the sale of all or substantially all of the Company's assets or stock or in connection with any merger, acquisition and/or reorganization, provided the assignee assumes the obligations of the Company hereunder.

     7. GENERAL.

          (a) Notices. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of one business day following personal delivery (including personal delivery by telecopy or telex), or the third business day after mailing by first class mail to the recipient at the address indicated below:


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          To BSL:

          General Counsel
          Brookdale Senior Living Inc.
          330 North Wabash Avenue
          Suite1400
          Chicago, IL 60611

          To: Brookdale:

          General Counsel
          Brookdale Living Communities, Inc.
          330 North Wabash Avenue
          Suite 1400
          Chicago, IL 60611

          To Executive:

          Mark J. Schulte
          23398 Chesapeake
          Barrington, IL 60010

or to such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party.

          (b) Severability. Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

          (c) Entire Agreement. This document together with all restrictive covenants in any and all agreements between Executive and the Company or to which Executive is a party, constitute the final, complete, and exclusive embodiment of the entire agreement and understanding between the parties related to the subject matter hereof and supersedes and preempts any prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral.

          (d) Counterparts. This Agreement may be executed on separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same agreement.


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          (e) Amendments. No amendments or other modifications to this Agreement may be made except by a writing signed by all parties. No amendment or waiver of this Agreement requires the consent of any individual, partnership, corporation or other entity not a party to this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

          (f) Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of Illinois without giving effect to principles of conflicts of law of such state.

          (g) Survivorship. The provisions of this Agreement necessary to carry out the intention of the parties as expressed herein shall survive the termination or expiration of this Agreement.

          (h) Waiver. The waiver by either party of the other party's prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the failure by any party hereto to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation. No waiver shall be deemed to have occurred unless set forth in a writing executed by or on behalf of the waiving party. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

          (i) Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision hereof.

          (j) Construction. The parties acknowledge that this Agreement is the result of arm's-length negotiations between sophisticated parties each afforded representation by legal counsel. Each and every provision of this Agreement shall be construed as though both parties participated equally in the drafting of the same, and any rule of construction that a document shall be construed against the drafting party shall not be applicable to this Agreement.

          (k) Arbitration. Except as necessary for the Company and its subsidiaries, affiliates, successors or assigns or Executive to specifically enforce or enjoin a breach of this Agreement (to the extent such remedies are otherwise available), the parties agree that any and all disputes that may arise in connection with, arising out of or relating to this Agreement, or any dispute that relates in any way, in whole or in part, to Executive's services on behalf of the Company or any subsidiary, the termination of such services or any other dispute by and between the parties or their subsidiaries, affiliates, successors or


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assigns, shall be submitted to binding arbitration in Chicago, Illinois according to the National Employment Dispute Resolution Rules and procedures of the American Arbitration Association. The parties agree that the prevailing party in any such dispute shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which he or it may be entitled. This arbitration obligation extends to any and all claims that may arise by and between the parties or their subsidiaries, affiliates, successors or assigns, and expressly extends to, without limitation, claims or causes of action for wrongful termination, impairment of ability to compete in the open labor market, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and claims under the United States Constitution, and applicable state and federal fair employment laws, federal and state equal employment opportunity laws, and federal and state labor statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Americans With Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Age Discrimination in Employment Act of 1967, as amended, and any other state or federal law.

     8. EXECUTIVE REPRESENTATION AND ACCEPTANCE. By signing this Agreement, Executive hereby represents that Executive is not currently under any contractual obligation to work for another employer and that Executive is not restricted by any agreement or arrangement from entering into this Agreement and performing Executive's duties hereunder.


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

     IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, the parties hereto have executed and delivered this Agreement as of the year and date first above written.

                                        BROOKDALE SENIOR LIVING INC.


                                        By: /s/ Mark J. Schulte
                                            ------------------------------------
                                        Name: Mark J. Schulte
                                        Title: Chief Executive Officer


                                        BROOKDALE LIVING COMMUNITIES, INC.


                                        By: /s/ Mark J. Schulte
                                            ------------------------------------
                                        Name: Mark J. Schulte
                                        Title: Chief Executive Officer


                                        EXECUTIVE


                                        By: /s/ Mark  J. Schulte
                                            ------------------------------------
                                            Mark J. Schulte


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